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                                                                    EXHIBIT 10-C
                                VERITAS DGC INC.
                  1992 EMPLOYEE NON-QUALIFIED STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED MARCH 7, 2000)

1.       PURPOSE.

         The purpose of this 1992 Employee Non-qualified Stock Option Plan (the "Plan") of Veritas DGC Inc. (the "Company") (formerly known as Digicon Inc.) is to provide officers and other key Employees with a continuing proprietary interest in the Company. The Plan is intended to advance the interests of the Company by enabling it (i) to increase the interest in the Company's welfare of those Employees who share the primary responsibility for the management, growth, and protection of the business of the Company, (ii) to furnish an incentive to such persons to continue their services to the Company, (iii) to provide a means through which the Company may continue to induce able management and operating personnel to enter its employ, and (iv) to provide a means through which the Company may effectively compete with other organizations offering similar incentive benefits in obtaining and retaining the services of competent management and operating personnel.

2.       DEFINITIONS.

         Capitalized terms used herein shall have the meanings set forth in Schedule A attached.

3.       STOCK SUBJECT TO THE PLAN.

         The Company may grant from time to time Options to purchase Shares of the Company's authorized but unissued common stock, par value $.01 per share, or treasury shares of the Common Stock. Subject to adjustment as provided in Section 11 hereof, the aggregate number of Shares which may be issued or covered by Options pursuant to the Plan is 3,954,550 Shares, as adjusted for the one for three reverse stock split effective January 17, 1995. Shares of Common Stock applicable to Options which have expired unexercised or terminated for any reason, or not issued due to a Cashless Exercise, may again be subject to an Option or Options under the Plan.

4.       ADMINISTRATION.

         (a) The Plan shall be administered by the Committee, which shall be comprised solely of at least two members who are both Disinterested Persons and Outside Directors. No voting member of the Committee shall be eligible to receive Options under the Plan. The Committee shall select one of its members chairman and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. A majority of the Committee shall constitute a quorum. All actions of the Committee shall be taken by a





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                  majority of the members, and action so taken shall be fully as effective as if it had been taken by a vote of the majority of the members at a meeting duly called and held.

         (b) Subject to the express terms and conditions of the Plan, the Committee shall have full power to construe or interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for its administration.

         (c) Subject to the provisions of Sections 5 and 6 hereof, the Committee may, from time to time, determine which Employees of the Company or Subsidiary corporations shall be granted Options under the Plan, the number of Shares subject to each Option, and the time or times at which Options shall be granted.

         (d) The Committee shall report to the Board the names of Employees granted Options, and the number of Option Shares subject to, and the terms and conditions of, each Option; provided, however that no Option may be granted to an otherwise eligible Employee if, after giving effect to the proposed grant, such Employee would then hold Options covering more than 500,000 Shares of Common Stock under the Plan.

         (e) No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

5.       ELIGIBILITY.

         All full-time salaried Employees of the Company and of its majority-owned subsidiaries shall be eligible to participate in the Plan, and Options may be granted by the Committee to eligible Employees designated by the Committee, either at the Committee's own initiative or upon the recommendation of management. In determining the Employees to whom Options shall be granted and the number of Shares to be covered by each Option, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. The Company shall effect the granting of Options under the Plan in accordance with the determination made by the Committee.

6.       PRICE OF OPTIONS.

         The price of the Option shall be the Fair Market Value on the date of grant.




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7.       TERM OF OPTION.

         Except as otherwise set forth in an Option Agreement, the Option shall terminate on the earliest to occur of the following:

         (a)      The expiration of ten (10) years from the date of grant.

         (b) Three (3) months after the termination of the Optionee, as long as termination is not the result of Disability, death, termination for Cause or Retirement.

         (c) In the case of termination as a result of Disability or death, one (1) year after the date of such termination. In the event the Optionee's relationship with the Company terminates as a result of Disability or death, the Option shall immediately become fully vested and exercisable as of the date of such termination.

         (d)      In the case of termination as a result of Retirement, three
                  (3) years after the date of such termination. In the event the Optionee's relationship with the Company terminates as a result of Retirement the Option shall immediately become fully vested and exercisable as of the date of such termination.

         (e) In the case of termination as a result of Cause, immediately upon the determination by the Committee or the Chairman of the Committee that exists therefor.

8.       EXERCISE OF OPTIONS.

         (a) General. Except as provided below, each Option may be exercised at such times and in such amounts as the Committee in its discretion may provide.

         (b) Manner of Exercising Options. Shares of Common Stock purchased under Options shall at the time of purchase be paid for in full. To the extent that the right to purchase Shares has accrued hereunder, Options may be exercised from time to time by written notice to the Company stating the full number of Shares with respect to which the Option is being exercised, and the time of delivery thereof, which shall be at least 15 days after the giving of such notice unless an earlier date shall have been mutually agreed upon. Payment shall be by cash or by certified or official bank check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised; (i) all or a portion of the Exercise Price may be paid by the participant by delivery of Shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Participant may pay the Exercise Price by authorizing a third party to sell Shares of Stock (or sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise). The Option shall not be exercisable if





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                  and to the extent the Company determines that such exercise does not follow regulations of any securities exchange on which the Stock is traded. If the Company makes such determination hereunder, the Company may rely on the opinion of counsel for the Company.

9.       NON-ASSIGNABILITY OF OPTION RIGHTS.

         No Option granted under the Plan shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an Optionee the Option shall be exercisable only by him.

10.      LEAVE OF ABSENCE.

         In the discretion of the Chairman or the Committee, an approved leave of absence shall not be deemed a termination of employment; however, no Option may be exercised during such leave of absence.

11.      CHANGE OF CONTROL.

         Notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), all Options shall be 100% vested and deemed earned in full as of the day immediately preceding the Change in Control date unless otherwise expressly provided in the Optionee's Option Agreement.

         Notwithstanding any other provision of this Plan, unless expressly provided otherwise in the Optionee's Option Agreement, the provisions of this Section 11 may not be terminated, amended, or modified to adversely affect any Option theretofore granted under the Plan without the prior written consent of the Optionee with respect to his outstanding Option subject, however, to the last paragraph of this
         Section 11.

         For all purposes of the Plan, a "Change in Control" of the Company shall mean:

         (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the total voting power of all the Company's then outstanding securities entitled to vote generally in the election of Directors to the Board; provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or its Parent or Subsidiaries, (ii) any acquisition by any Employee benefit plan (or related trust) sponsored or maintained by the Company or its Parent or Subsidiaries, or (iii) any acquisition consummated with the prior approval of the Board; or

         (b) During the period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board, and any new Directors whose election by the Board or nomination for election by the Company's shareholders





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                  was approved by a vote of at least two-thirds of the Directors then still in office, who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

         (c) The Company becomes a party to a merger, plan of reorganization, consolidation or share exchange in which either (i) the Company will not be the surviving corporation or (ii) the Company will be the surviving corporation and any outstanding Shares of the Company's Common Stock will be converted into shares of any other company (other than a re-incorporation or the establishment of a holding company involving no change of ownership of the Company) or other securities, cash or other property (excluding payments made solely for fractional Shares; or

         (d) The shareholders of the Company approve a merger, plan of reorganization, consolidation or share exchange with any other corporation, and immediately following such merger, plan of reorganization, consolidation or share exchange the holders of the voting securities of the Company outstanding immediately prior thereto hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger, plan of reorganization, consolidation or share exchange; provided, however, that notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if one-half (1/2) or more of the members of the Board of the Company or such surviving entity immediately after such merger, plan of reorganization, consolidation or share exchange is comprised of persons who served as Directors of the Company immediately prior to such merger, plan of reorganization, consolidation or share exchange or who are otherwise designees of the Company; or

         (e) Upon approval by the Company's shareholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Parent or Subsidiary; or

         (f) Any other event that a majority of the Board, in its sole discretion, shall determine constitutes a Change in Control.

         Notwithstanding the occurrence of any of the foregoing events of this
         Section 11 which would otherwise result in a Change in Control, the Board may determine in its complete discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be a Change in Control, or after such event if made by the Board a majority of which is composed of Directors who were members of the Board immediately prior to the event that otherwise would be a Change in Control.




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12.      ADJUSTMENT OF OPTIONS ON RECAPITALIZATION OR REORGANIZATION.

         The aggregate number of Shares of Common Stock on which Options may be granted to persons participating under the Plan, the aggregate number of Shares of Common Stock on which Options may be granted to any one such person, the number of Shares thereof covered by each outstanding Option, and the price per Share thereof in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock of the Company resulting from the subdivision or combination of Shares or other capital adjustments, or the payment of a Common Stock dividend after the effective date of this Plan, or other increase or decrease in such Shares effected without receipt of consideration by the Company; provided, however, that no adjustment shall be made unless the aggregate effect of all such increases and decreases occurring in any one fiscal year after the effective date of this Plan will increase or decrease the number of issued Shares of Common Stock of the Company by 5% or more; and, provided, further, that any Options to purchase fractional Shares resulting from any such adjustment shall be eliminated.

         Subject to any required action by the stockholders and to Section 11 hereof, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of Shares of Common Stock subject to Option would have been entitled had such Option been exercised immediately preceding such merger or consolidation; but a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving or resulting corporation (except for a change in Control as defined in Section 11 hereof in which case Section 11 shall govern then outstanding Options shall cause every Option outstanding hereunder to terminate, except that the surviving or resulting corporation may, in its absolute and uncontrolled discretion, tender an Option or Options to purchase its Shares on its terms and conditions, both as to the number of Shares and otherwise.

         Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

13.      AGREEMENTS BY OPTIONEE.

         Each individual Optionee shall agree:

         (a) If requested by the Company, at the time of exercise of any Option, to execute an agreement stating that he is purchasing the Shares subject to Option for investment purposes and not with a view to the resale or distribution thereof; and

         (b) All deliveries and distribution under this Agreement results in compensation income to the Employee for federal, state or local income tax purposes. Employee shall deliver to the Company at the time of such distribution, as the case may be, such amount of money as the Company may require to meet its




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                  obligation under applicable tax laws or regulations, and, if such Employee fails to do so, Company is authorized to withhold from any cash or stock remuneration then or thereafter payable to Employee any tax required to be withheld by reason of such resulting compensation income.

14.      RIGHTS AS A SHAREHOLDER.

         The Optionee shall have no rights as a stockholder with respect to any Shares of Common Stock of the Company held under Option until the date of issuance of the stock certificates to him for such Shares.

15.      EFFECTIVE DATE.

         The Plan was effective as of September 1, 1992, upon approval by the holders of a majority of the Shares of outstanding capital stock present at the December 17, 1992 annual meeting of the Company's stockholders. The Plan was amended by the Board on August 29, 1997, and amended and restated by the Board on March 10, 1997, December 9, 1998, and March 7, 2000.

16.      AMENDMENTS.

         (a) The Board may, from time to time, alter, suspend or terminate the Plan, or alter or amend any and all Option agreements granted thereunder but only for one or more of the following purposes:

                  (1) To modify the administrative provisions of the Plan or Options;

                  (2) To make any other amendment which does not materially alter the intent or benefits of the Plan; or

                  (3) Increase the maximum number of Shares as to which Options may be granted under the Plan either to all persons participating in the Plan or to any one such person.

         (b) It is expressly provided that no such action of the Board may, without the approval of the stockholders, alter the provisions of the Plan or Option agreements granted thereunder so as to:

                           Decrease the Option price applicable to any Options granted under the Plan, provided, however, that the provisions of this clause: (a) shall not prevent the granting, to any person holding an Option under the Plan, of additional Options under the Plan exercisable at a lower Option price; or (b) alter any outstanding Option agreement to the detriment of the Optionee, without his consent.




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17.      EMPLOYMENT OBLIGATION.

         The granting of any Option under this Plan shall not impose upon the Company any obligation whatsoever to employ or to continue to employ any Optionee, and the right of the Company to terminate the employment of any officer or other Employee shall not be diminished or affected by reason of the fact that an Option has been granted to him under the Plan.

18.      VES OPTIONS.

         In order to carry out the terms of (i) the Combination Agreement dated May 10, 1996, between the Company and Veritas Energy Services Inc. ("VES") which was approved by the Company's stockholders at a special meeting held on August 20, 1996, and (ii) the Plan of Arrangement under
         Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and VES which, pursuant to an interim order of the Court of Queen's Bench of Alberta dated July 18, 1996, was approved at special meetings of VES Optionholders and shareholders held August 20, 1996, this Plan shall include under its terms each of the Options (the "VES Options") outstanding on the Effective Date (as defined in the Combination Agreement) (which includes all outstanding Options granted under VES' Stock Option Plan for Directors, Officers and Key Employees (the "VES Option Plan")) without any further action on the part of any holder thereof (each a "VES Optionholder"). Effective as of the Effective Time, each VES Option will be exercisable to purchase that number of Shares of the Company's Common Stock determined by multiplying the number of VES common shares (the "VES Common Shares") subject to such VES Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per share of such VES Options immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such exercise price shall be converted into a United States dollar equivalent based on the noon spot rate of exchange of the Bank of Canada on such date. If the foregoing calculation results in an exchanged VES Option being exercisable for a fractional Share of the Company's Common Stock, then the number of Shares of the Company's Common Stock subject to such Option will be rounded down to the nearest whole number of Shares and the total exercise price for the Option will be reduced by the exercise price of the fractional Share. The term, exercisability, vesting schedule and all other terms and conditions of the VES Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein.

19.      ENERTEC OPTIONS.

         In order to carry out the terms of (i) the Combination Agreement dated as of March 30, 1999 which was approved by the Company's stockholders at a special meeting held on September 21, 1999, and (ii) the Plan of Arrangement under Part 15 of the Business Corporations Act (Alberta) relating to the combination of the Company and Enertec Resource Services Inc. which, pursuant to an amended interim order of the Court of Queen's Bench of Alberta dated August 11, 1999, was approved at special meetings of





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         Enertec Optionholders and shareholders held September 22, 1999, this
         Plan shall include under its terms each of the Options (the "Enertec Options") outstanding on the Effective Date (as defined in the Combination Agreement) (which includes all outstanding Options granted under Enertec's stock option plans for directors, officers and Employees [collectively, the "Enertec Option Plan"]) without any further action on the part of any holder thereof (each an "Enertec Optionholder"). Effective as of the Effective Time, each Enertec Option will be exercisable to purchase that number of Shares of the Company's Common Stock determined by multiplying the number of Enertec common shares (the "Enertec Common Shares") subject to such Enertec Option at the Effective Time by the Exchange Ratio (as defined in the Combination Agreement), at an exercise price per Share of Veritas Common Stock equal to the exercise price per share of such Enertec Option immediately prior to the Effective Time, divided by the Exchange Ratio. On the Effective Date (as defined in the Combination Agreement), such exercise price shall be converted into a United States dollar equivalent based on the rate of exchange as stated in The Wall Street Journal next published after the Effective Time. If the foregoing calculation results in an exchanged Enertec Option being exercisable for a fractional Share of Veritas Common Stock, then the number of Shares of Veritas Common Stock subject to such Option will be rounded down to the nearest whole number of Shares and the total exercise price for the Option will be reduced by the exercise price of the fractional Share. Each Veritas Option shall be:

         (i)      fully vested immediately after the Effective Time; and

         (ii) for a term commencing at the Effective Time and ending as follows:

                  (A)      for each Optionholder who:

                           (1) is an Enertec director, officer or Employee, at the Effective Time (a "Current Optionholder; and

                           (2) after the Effective Time is employed or retained by the Company, Enertec or one of their Subsidiaries,

                           (3) on the date as set forth in subsections 5(b) and (d) of the Enertec Option Plan;

                  (B) for each Current Optionholder who at the Effective Time is not retained as a director, officer or Employee of the Company, Enertec or one of their subsidiaries, on the date that is the first business day on or immediately after the date that is 90 days after the later of the Effective Date and the date such director, officer or Employee is terminated; or

                  (C) notwithstanding the provisions of (A) and (B) above, the Enertec Option Plan or the Plan, for each Current Optionholder with an executive termination contract, on the current expiry date of such Option (the sixth anniversary date).




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         The term, exercisability, and all other terms and conditions of the
         Enertec Options will otherwise be unchanged and shall operate in accordance with their terms, notwithstanding anything to the contrary contained herein."




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